Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2026 with respect to the audited financial statements of Unicycive Therapeutics, Inc., included in its Annual Report (Form 10-K) as of and for the years ended December 31, 2024 and 2025, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading "Experts” appearing therein.

/s/ Grassi & Co., CPAs, P.C.

Grassi & Co., CPAs, P.C.

Jericho, New York

June 5, 2026